Exhibit 99.1

                   Digital Recorders, Inc. Announces
Middle East Order Received for Mobitec(R) Electronic Destination Sign
          Systems; Order Destined for Bus Vehicles in Kuwait

    DALLAS--(BUSINESS WIRE)--Jan. 18, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transit, transportation, law enforcement, and security digital communications systems, announced today that Swedish subsidiary Mobitec AB (Mobitec) has received an order, valued at more than $230,000 USD, for Mobitec(R) electronic destination sign systems that will be delivered in February 2006 for installation on bus vehicles in Kuwait.
    "This order is significant because it is in a market area of keen interest to us, the Middle East. The order was placed by Manufacturing Commercial Vehicles (MCV), an original equipment manufacturer based in Egypt. MCV and DaimlerChrysler Bus (EvoBus) have a cooperation arrangement related to production, marketing, sales, and after-market activities. MCV and EvoBus have announced plans to increase their production capacity. Mobitec is to be applauded for its continued, significant market penetration through special relationships such as this," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    Mr. Turney said that Mobitec maintains an excellent relationship with MCV and enjoys a major market position in Kuwait. "By achieving competitive excellence through close personal relationships and through its good reputation in Kuwait, Mobitec has made its strategy successful -- particularly in this area of the Middle East. Our entire Mobitec team is to be commended for demonstrating their ability to deliver high quality, technologically competitive products at attractive prices and with strong customer service support."

    ABOUT MOBITEC AB

    The premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia,
Brazil, and Germany. Its acquisition by DRI in June 2001 significantly expanded the Company's geographical reach.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/automatic vehicle location and monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new order, the expected delivery date, the Company's products and services, the future state of our industry sector as a whole, our future assessment of current trends and indicators, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the product order's expected results, the risk that we may incorrectly analyze current trends and indicators, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.



    CONTACT: Company Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             or
             Investor Relations Contact:
             Brien Gately
             Senior Vice President
             The Investor Relations Company
             Phone: 800-536-8472
             Fax: 847-296-4460
             E-Mail: bgately@tirc.com